SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec.240.14a-12

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
                (Name of Registrant as Specified in its Charter)

                        ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required
[ ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1) and (2) or Item 22(a)(2) of Schedule 14A
[ ]  Fee  computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)  Title of each class of securities to which transaction applies: ______
      2)  Aggregate number of securities to which transaction applies: _________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11: __________________________________
      4)  Proposed  maximum  aggregate  value  of  transaction: ________________
      5)  Total  fee  paid:  ___________________________________________________
[ ]  Fee  paid  previously  with  preliminary  materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid: _______________________________________________
     2)  Form,  Schedule  or  Registration  Statement  No.: ____________________
     3)  Filing Party: _________________________________________________________
     4)  Date Filed: ___________________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, MAY 26, 2005


     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Intervest Bancshares Corporation (the "Company") will be held on Thursday, May 26, 2005, at 9:30 a.m., New York time, at the offices of the Company, One Rockefeller Plaza (Suite 400) New York, New York, 10020 for the following purposes:

     1.   To elect directors; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on April 11, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A or Class B Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                   By  Order  of  the  Board  of  Directors,


                                   Jerome  Dansker
                                   Chairman  of  the  Board


April  21,  2005

New  York,  New  York


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                       2005 ANNUAL MEETING OF STOCKHOLDERS

                        INTERVEST BANCSHARES CORPORATION
                        ONE ROCKEFELLER PLAZA (SUITE 400)
                  NEW YORK, NEW YORK 10020-2002 (212) 218-2800

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the "Board") of Intervest Bancshares Corporation, a Delaware corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, May 26, 2005, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders commencing on or about April 21, 2005. The Annual Report for the year ended December 31, 2004, including financial statements, is being mailed to stockholders concurrently with this mailing.

          You will find a form of proxy in the envelope in which you received this Proxy Statement. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A stockholder giving a proxy may revoke it at any time prior to the commencement of the Annual Meeting by: filing a written notice of revocation with the Secretary of the Company prior to the meeting; or delivering to the Secretary of the Company a duly executed proxy bearing a later date; or attending the Annual Meeting, filing a written notice of revocation with the
Secretary  of  the  meeting  and  voting  in  person.

     If the enclosed form of proxy is properly signed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. SIGNED PROXIES WITH NO INSTRUCTIONS THEREON WITH RESPECT TO THE PROPOSAL SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy on such matters as shall be determined by a majority of the Board of Directors or its Executive Committee.

     The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Class A and Class B Common Stock. Only stockholders of record at the close of business on April 11, 2005 are entitled to notice of and to vote at the Annual Meeting. As of March 31, 2005, there were 5,888,843 shares of the Company's Class A Common Stock and 385,000 shares of the Company's Class B Common Stock issued and outstanding.

     The holders of the outstanding shares of Class B Common Stock are entitled to vote for the election of two-thirds of the directors of the Company rounded up to the nearest whole number, or eight directors. The holders of the outstanding shares of Class A Common Stock are entitled to vote for the election of the remaining directors of the Company, or three directors. The holders of both Class A and Class B Common Stock as of the record date are entitled to vote on all other matters to come before the meeting, and each is entitled to one vote for each share held on the record date.

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will have no effect on the vote. If a quorum is present, the three nominees for election by the holders of Class A Common Stock and the eight nominees for election by the holders of Class B Common Stock who receive the highest number of votes cast by holders of shares of Class A Common Stock and Class B Common Stock, respectively, will be elected as directors of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 2005 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors,
(iii) each executive officer of the Company and (iv) all current directors and executive officers of the Company as a group.

                                           CLASS A COMMON STOCK       CLASS B COMMON STOCK
                                         -------------------------  -----------------------
NAME OF BENEFICIAL HOLDER                    SHARES     % CLASS(1)    SHARES     % CLASS(1)
-------------------------                -------------  ----------  -----------  ----------

HELENE D. BERGMAN                         434,000 (2)     7.37%       75,000       19.48%

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

LAWRENCE G. BERGMAN                           402,800        6.84%      75,000       19.48%
Director, Vice President and Secretary

MICHAEL A. CALLEN                              25,000        0.42%           -           -
Director

LOWELL S. DANSKER                          928,500 (3)      15.77%     150,000       38.96%
Vice Chairman and President

JEROME DANSKER                           1,005,965 (4)      15.74%  280,000 (4)      48.28%
Chairman and Chief Executive Officer

PAUL R. DEROSA                                  5,000        0.08%           -           -
Director

STEPHEN A. HELMAN                              37,600        0.64%           -           -
Director

WAYNE F. HOLLY                              18,700 (5)       0.32%           -           -
Director

LAWTON SWAN, III                                  500        0.01%           -           -
Director

THOMAS E. WILLETT                               6,000        0.10%           -           -
Director

DAVID J. WILLMOTT                              99,047        1.68%           -           -
Director

WESLEY T. WOOD                                 92,500        1.57%           -           -
Director

ALL DIRECTORS AND EXECUTIVE OFFICERS        2,621,612       41.02%     505,000       87.07%
 AS A GROUP (11 PERSONS)
-------------------------------------------------------------------------------------------

(1) Percentages have been computed based upon the total outstanding shares of the Company plus, for each person and the group, shares that person or the group has the right to acquire pursuant to warrants or convertible debentures, if any. The address of all persons listed is: Care of Intervest Bancshares Corporation, One Rockefeller Plaza (Suite 400) New York, New York 10020.

(2) Includes 128,571 shares held by a family limited liability company and 10,350 shares held by adult children.


(3) Includes 207,336 shares held by a family limited liability company, 10,500 shares held by children and 200 shares held by his spouse.

(4) Includes 501,465 shares of Class A common stock issuable upon the exercise of warrants and 36,000 shares held by his spouse. The shares of Class B common stock include 195,000 shares issuable upon the exercise of warrants and 30,000 shares held by his spouse.

(5)  Includes 2,500 shares held by minor children.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     At the Annual Meeting, it is proposed to elect a Board of 11 directors, each to serve until the next annual meeting or until a successor is elected and qualified. If no contrary specification is made, the persons named in the proxy card will vote for the election of the nominees named below. If any of these nominees should decline election or should by reason of unexpected occurrence not be able to serve, the persons named in the proxy card may exercise discretionary authority to vote for a substitute or substitutes. All of the nominees are presently serving as directors of the Company.

     The names of the nominees and certain information about them are set forth below.

FOR  ELECTION  BY  THE  HOLDERS  OF  CLASS  A  COMMON  STOCK:

     MICHAEL A. CALLEN, age 64, serves as a Director of the Company and has served in such capacity since May 1994. Mr. Callen received a Bachelor of Arts degree from the University of Wisconsin in Economics and Russian. Mr. Callen is President of Avalon Argus Associates, a financial consulting firm. Mr. Callen had been Senior Advisor, The National Commercial Bank, Jeddah, Kingdom of Saudi Arabia for more than five years and prior to 1993 was a Director and Sector Executive at Citicorp/Citibank, responsible for corporate banking activities in North America, Europe and Japan. Mr. Callen is also a Director of Intervest National Bank and Intervest Mortgage Corporation, and also serves as a Director of AMBAC, Inc.

     WAYNE F. HOLLY, age 48, serves as a Director of the Company and has served in such capacity since June 1999. Mr. Holly received a Bachelor of Arts degree in Economics from Alfred University. Mr. Holly is Chairman and President of Sage, Rutty & Co., Inc., members of the Boston Stock Exchange, with an office in Rochester, New York. Mr. Holly has been an Officer and Director of Sage, Rutty & Co., Inc. for more than five years. Mr. Holly is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

     LAWTON SWAN, III, age 62, serves as a Director of the Company and has served in such capacity since February 2000. Mr. Swan received a Bachelor of Science degree from Florida State University in Business Administration and
Insurance. Mr. Swan is President and Chairman of the Board of Interisk Corporation, a consulting firm specializing in risk management and employee benefit plans, which he founded in 1978. Mr. Swan is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

FOR  ELECTION  BY  THE  HOLDERS  OF  CLASS  B  COMMON  STOCK:

     LAWRENCE G. BERGMAN, age 60, serves as a Director, Vice President and Secretary of the Company and has served in such capacities since the Company was organized. Mr. Bergman received a Bachelor of Science degree and a Master of Engineering (Electrical) degree from Cornell University, and a Master of Science in Engineering and a Ph.D degree from The Johns Hopkins University. Mr. Bergman is also a Director of Intervest National Bank, and a Director, Vice-President and Secretary of Intervest Mortgage Corporation and Intervest Securities Corporation.

     JEROME DANSKER, age 86, serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. He has served as Chairman of the Board since 1996 and Chief Executive Officer since 2004. Mr. Dansker received a Bachelor of Science degree from the New York University School of Commerce, Accounts and Finance, a law degree from the New York University School of Law, and is admitted to practice as an attorney in the State of New York. Mr.
Dansker is also Chairman of the Board of Directors of Intervest National Bank and Intervest Securities Corporation and he is Chairman of the Board of Directors and Executive Vice President of Intervest Mortgage Corporation.

     LOWELL S. DANSKER, age 54, serves as a Vice Chairman of the Board of Directors, President and Treasurer of the Company, and has served in such capacities, except for Vice Chairman, since the Company was organized. He has served as Vice Chairman since October 2003. Mr. Dansker received a Bachelor of Science in Business Administration from Babson College, a law degree from the University of Akron School of Law, and is admitted to practice as an attorney in the State of New York, Ohio,

Florida and the District of Columbia. Mr. Dansker also serves as: Vice Chairman of the Board of Directors and Chief Executive Officer of Intervest National Bank; Vice Chairman of the Board of Directors, President and Treasurer of Intervest Mortgage Corporation; and as Vice Chairman of the Board of Directors and Chief Executive Officer of Intervest Securities Corporation.

     PAUL R. DEROSA, age 63, serves as a Director of the Company and has served in such capacity since February 2003. Mr. DeRosa received a Ph.D degree in Economics from Columbia University. Mr. DeRosa is a principal of Mt. Lucas
Management Corp., where he is responsible for management of fixed income investments of that firm's Peak Partners Hedge Fund, and has served in that capacity since 1988. From July 1995 to March 1998, Mr. DeRosa was Chief Executive Officer of Eastbridge Holdings Inc. Mr. DeRosa is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

     STEPHEN A. HELMAN, age 65, serves as a Director of the Company and has served in such capacity since December 2003. Mr. Helman received a Bachelor of Arts degree from the University of Rochester and a law degree from Columbia University. Mr. Helman is an attorney in private practice in the State of New York. Mr. Helman is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

     THOMAS E. WILLETT, age 57, serves as a Director of the Company and has served in such capacity since March 1999. Mr. Willett received a Bachelor of Science degree from the United States Air Force Academy and a law degree from Cornell University School of Law. Mr. Willett has been a partner of Harris Beach PLLC, a law firm in Rochester, New York, for more than five years and is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

     DAVID J. WILLMOTT, age 66, serves as a Director of the Company and has served in such capacity since March 1994. Mr. Willmott is a graduate of Becker Junior College and attended New York University Extension and Long Island University Extension of Southampton College. Mr. Willmott is the Editor and Publisher of Suffolk Life Newspapers, which he founded more than 25 years ago and is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

     WESLEY T. WOOD, age 62, serves as a Director of the Company and has served in such capacity since March 1994. Mr. Wood received a Bachelor of Science degree from New York University School of Commerce. Mr. Wood is a Director and President of Marketing Capital Corporation, an international marketing consulting and investment firm which he founded in 1973. Mr. Wood is also a Director of Intervest National Bank and Intervest Mortgage Corporation, an Advisory Board Member of The Center of Direct Marketing at New York University, a member of the Advisory Trustees at Fairfield University in Connecticut, and a Trustee of St. Dominics R.C. Church in Oyster Bay, New York.

--------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
 THE ELECTION BY THE CLASS A AND CLASS B SHAREHOLDERS OF THE FOREGOING NOMINEES
                                  FOR DIRECTOR.
--------------------------------------------------------------------------------

     Jerome Dansker is the father of Lowell S. Dansker. Lawrence G. Bergman is the former son-in-law of Jerome Dansker and Helene D. Bergman is the daughter of Jerome Dansker. Otherwise, there are no family relationships between any director, executive officer or any person nominated or chosen by the Board of Directors to become a director or executive officer.

                CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

     The Company is committed to maintaining the highest standards of business conduct and corporate governance, which management believes are essential to running the business efficiently, serving the Company's stockholders well and maintaining the Company's integrity in the marketplace. The Company has adopted a written code of business conduct and ethics that applies to its directors, officers and employees. In addition, the Company's Audit Committee has also adopted procedures for the submission of complaints or concerns regarding financial statement disclosures and other matters. Copies of these documents will be furnished upon written request and without charge to beneficial holders of the Class A Common Stock of the Company by writing to: Intervest Bancshares Corporation, Attention: Secretary, One Rockefeller Plaza (Suite 400) New York, New York, 10020.

DIRECTOR  NOMINATIONS  PROCESS

     The Company does not have a standing nominating committee, and the Board of Directors has determined that its Director Nomination Policy works efficiently without the need for a separate nominating committee. Candidates for nomination for election by the holders of Class A Common Stock are reviewed by those Directors who qualify as "Independent" Directors, as such term is defined in the rules of the National Association of Securities Dealers ("NASD"). The Independent Directors then recommend a slate of nominees for election by the Class A stockholders to the full Board of Directors for review and approval. The full Board of Directors approves the nominees for election by the holders of Class A and Class B Common Stock. The Independent Directors will consider candidates recommended by management of the Company, and will also consider candidates recommended by any shareholder of the Company. There are no differences in the manner in which the Company's Independent Directors evaluate shareholder-recommended nominees, as compared with nominees obtained from other sources.

     Any shareholder of the Company may nominate one or more persons for election by the holders of Class A Common Stock as a Director of the Company at an annual meeting if the shareholder complies with the notice, information and consent provisions contained in the Company's bylaws. In order for the director nomination to be timely, a shareholder's notice to the Company's Secretary must be delivered not less than 90 days nor more than 120 days in advance of the corresponding date of the proxy statement and notice released to shareholders in connection with the Company's immediately preceding annual meeting of shareholders. In the event that the Company sets an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date was made, whichever occurs first. To be in proper form, a notice must also contain information concerning the proposed nominee, including: the name, age, business address and residence address of the person; the principal occupation of the person; the beneficial ownership of Company shares of the person; and any other information related to the person that would be required to be filed in a proxy statement or other filings required to be made in connection with the solicitation of proxies.

AFFIRMATIVE  DETERMINATIONS  REGARDING  DIRECTOR  INDEPENDENCE

     The Board of Directors has determined that each of the following Directors is an "independent" director as such term is defined in Marketplace Rule 4200(a)(15) of the NASD rules: Michael A. Callen; Paul R. DeRosa; Stephen A. Helman; Lawton Swan, III; Thomas E. Willett; David J. Willmott; and Wesley T.
Wood. In this Proxy Statement, these seven directors are referred to individually as an "Independent Director" and collectively as "Independent Directors." A director is considered independent only if the director does not have, and generally has not had in the most recent three years, any material relationships with the Company, including any affiliation with the Company's independent auditors.

     The Board of Directors has also determined that each member of the Audit Committee meets the independence requirements applicable to that Committee prescribed by the NASD and the Securities and Exchange Commission ("SEC"). The Board further determined that Michael A. Callen and Paul R. DeRosa, members of the Audit Committee, are "Audit Committee Financial Experts," as such term is defined in applicable SEC rules.

COMMUNICATIONS  WITH  THE  BOARD

     The Company has a procedure in place to facilitate communications to the Board of Directors by shareholders. Under the process approved by the Board, the Secretary reviews all correspondence addressed to the Board of Directors or any individual member of the Board, and will forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or any of its Committees or that is otherwise determined to require the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual members of the Board and request copies of such correspondence. Concerns related to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Audit Committee and are handled in accordance with procedures established by the Audit Committee. Individuals may communicate with the Board by writing to Intervest Bancshares Corporation, Attention: Secretary, One Rockefeller Plaza (Suite 400) New York, New York 10020.

MEETINGS  OF  THE  BOARD  OF  DIRECTORS  AND  COMMITTEES

     Regular meetings of the Board of Directors are held every other month and special meetings of the Board of Directors are held from time to time as needed. The Board of Directors held six meetings in 2004. The Independent Directors meet at regularly scheduled sessions without the Company's management.

     During the period that each Director served as such, all of the Directors attended at least 75% of the total meetings held by the Board of Directors and by the Committees on which they served during 2004. The Company does not have a policy that requires members of the Board to attend its annual meeting of shareholders. Three members of the Board attended the Company's most recent annual meeting of shareholders.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     Currently,  the  Board  of Directors has the following standing committees:

     EXECUTIVE COMMITTEE. Members of the Executive Committee are Jerome Dansker, Chairman, Lawrence G. Bergman and Lowell S. Dansker. The Executive Committee exercises all of the power of the Board between meetings of the Board. The Executive Committee held seven meetings in 2004.

     AUDIT COMMITTEE. Members of the Audit Committee are Michael A. Callen, Chairman, Paul R. DeRosa, Lawton Swan, III and David J. Willmott. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the NASD rules. The Audit Committee held five meetings in 2004.

     As set forth in more detail in its charter, the Audit Committee's primary responsibilities fall into three broad categories: (1) monitoring the preparation of quarterly and annual financial statements by the Company's management, including discussions with management and the Company's outside auditors; (2) responsible for matters concerning the relationship between the Company and its outside auditors, including: recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services that may be provided to the Company; and determining whether the outside auditors are independent; and (3) oversee the implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest; and review of the activities and recommendations of the Company's internal auditor.

     COMPENSATION COMMITTEE. The Compensation Committee was formed in October 2004. Members of the Compensation Committee are Wesley T. Wood, Chairman, Michael A. Callen and Paul R. DeRosa. All members of the Compensation Committee are independent directors under the NASD corporate governance rules. The Compensation Committee held two meetings in 2004.

     The Compensation Committee is responsible for setting executive officer compensation, for making recommendations to the full Board concerning Director compensation and for general oversight of the compensation and benefit programs for the Company's other employees.

     Only independent directors serve on the Compensation Committee. No member of the Compensation Committee had any relationship with the Company requiring disclosure under applicable SEC rules. No executive officer of the Company served on any board of directors or compensation committee of any other company (except for wholly owned subsidiaries of the Company) for which any of the Company's Directors served as an executive officer.

COMPENSATION  OF  DIRECTORS

     Directors of the Company receive fees for attendance at the meeting of the Board of Directors and at meetings of the Committees of the Board. The amount of these fees are evaluated and adjusted periodically by the Board of Directors based on the recommendation of the Compensation Committee. Director fees were increased on October 21, 2004. The fees paid currently and prior to the increase are noted in the table that follows:

                                                                                 Amount Per
                                                                            ----------------------
                                                                               Meeting Attended
                                                                            ----------------------
                                                                            Currently      Prior
                                                                            ----------  ----------
Chairman and Vice Chairman of the Board of Directors of the Company (1)     $    4,000  $    3,500
Other Directors of the Company (1)                                          $    1,250  $      750
Chairman of all Board Committees of the Company and its subsidiaries        $    1,000  $      750
Other members of all Board Committees of the Company and its subsidiaries   $      750  $      500
--------------------------------------------------------------------------------------------------

(1) The same fee is also paid for each Board Meeting of Interest National Bank and Intervest Mortgage Corporation attended by each Director, except for Messrs. Raymond Sullivan and Keith Olsen who are Directors of Intervest National Bank and do not receive any compensation for attending meetings.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     We, the Audit Committee of the Board of Directors, are directors who meet the NASD standards for independence. Each of us also meets the SEC's requirements for audit committee member independence. We operate under a written charter adopted by the Board of Directors.

     We met with management periodically during the year to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discussed these matters with Hacker, Johnson & Smith, P.A., P.C, the Company's independent auditors ("Auditors"), and with appropriate Company financial personnel and the Company's internal auditor. We also discussed with the Company's senior management and Auditors the process used for certifications by the Company's principal executive officer and financial officer, which are required for certain of the Company's filings with the SEC. We met privately at our regularly scheduled committee meetings with both the Auditors and the internal auditor, as well as with the principal financial officer and the Company's counsel, each of whom has unrestricted access to us.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The Auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with us any issues they believe should be raised with us.

     We reviewed with management and the Company's Auditors, the Company's audited financial statements, and met separately with both management and the Auditors to discuss and review those financial statements and reports prior to issuance. Management has represented and the Auditors have confirmed to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

     We appointed the Auditors as the independent auditors for the Company for 2005 after reviewing the firm's performance and independence from management. We received from and discussed with the Auditors written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with the Auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. We implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by the Auditors, and discussed with the Auditors their independence.

     Relying on the reviews and discussions referred to above, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee: Michael A.Callen (Chairman), Paul R. DeRosa, Lawton Swan, III, David J. Willmott

                             EXECUTIVE COMPENSATION

REPORT  OF  THE  COMPENSATION  COMMITTEE  OF  THE  BOARD  OF  DIRECTORS

     The following report is furnished by the Compensation Committee of the Board of Directors

     We, the Compensation Committee of the Board of Directors, have the primary responsibility to set the Company's compensation principles that serve to guide the design of compensation plans and programs applicable to employees at all levels of the organization. In discharging our role, we periodically review the competitiveness of the Company's compensation programs in order to evaluate whether they are achieving their desired goals and objectives. We also review the performance of the Company's executive officers and have established individual compensation levels for each. The Compensation Committee is composed entirely of independent, non-employee members of the Board of Directors. No former employees of the Company serve on this committee.

     The goal of the Company's compensation program is to attract, motivate and retain highly talented individuals. With respect to the executive officers of the Company, the Company's executive compensation program is principally designed to give executives incentives to focus on and achieve the Company's business objectives. Key elements of the compensation program are competitive base salaries and annual performance-based bonuses, which seek to recognize individual performance each year. The Company has, from time to time, granted equity incentives in the form of stock purchase warrants that provide financial rewards to executives if there is stock price appreciation over the period of exercisability.

     We review the compensation of executive officers at least annually in the context of total compensation packages awarded to executives with similar responsibilities at similar companies in the financial sector. The bonuses paid to the executive officers in 2004 were intended to recognize accomplishments of the Company and its subsidiaries in the past year. In addition, the Committee recommended to the Board that the Company enter into employment agreements with its executive officers.

     Compensation of the Chairman and Chief Executive Officer: During 2004, the Committee reviewed all components of the Chairman's compensation, including salary, bonuses and benefits. In making its review, the Committee took into account the Company's progress and performance in 2004 under the leadership of the Chairman, noting that the Company reported earnings of $11.5 million and assets of $1.3 billion, while continuing to maintain an efficiency ratio of 25%. The Company also raised $30 million of capital through the issuance of trust preferred securities and completed the leasing and renovation of new leased premises. Based on this review and the Committee's recommendation to the Board, the Company entered into an employment agreement with the Chairman and another existing employment agreement between the Chairman and a Company subsidiary was extended. Those employment agreements, which are summarized in this proxy statement, establish a base salary for the term of the agreements and specify certain benefits that are payable to the Chairman. The agreements also allow for the payment of incentive compensation at the discretion of the Board. For 2004, bonuses in the total amount of $300,000 were paid to the Chairman to recognize his performance and in particular his additional efforts associated with increasing capital and securing new office space as noted above. The Committee finds the total compensation paid to the Chairman in the aggregate in 2004 to be reasonable and not excessive.

Compensation Committee: Wesley T. Wood (Chairman), Michael A. Callen, Paul R. DeRosa

                      EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation paid during the last three years by the Company or its subsidiaries to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2004 for services rendered to the Company during each of the past three fiscal years. Messrs. Olsen and Sullivan serve as Executive Officers of Intervest National Bank but do not serve as Executive Officers of the Company.

                                           Annual Compensation                       Long-Term Compensation
                                           -------------------                       ----------------------
Name                                                                      Other Annual
Principal Position                 Year        Salary(1)     Bonuses      Compensation       Awards     Pay-Outs
------------------------------------------------------------------------------------------------------------------
JEROME DANSKER,                      2004  $     496,202  $     300,000           ----          ----          ----
    Chairman,                        2003  $     380,914  $      10,000           ----          ----          ----
    Chief Executive Officer          2002  $     307,524  $     150,000           ----          ----          ----

LOWELL S. DANSKER,                   2004  $     293,500  $      25,000           ----          ----          ----
    Vice Chairman,                   2003  $     177,722  $      15,000           ----          ----          ----
    President                        2002  $      93,575           ----           ----          ----          ----

KEITH A. OLSEN,                      2004  $     177,005  $      10,000           ----          ----          ----
    President - Florida Division     2003  $     166,430  $      10,000           ----          ----          ----
    Intervest National Bank          2002  $     133,413  $      20,000           ----          ----          ----

LAWRENCE G. BERGMAN,                 2004  $     171,750  $      25,000           ----          ----          ----
    Vice President,                  2003  $     116,500  $       7,500           ----          ----          ----
    Secretary                        2002  $      91,400  $        ----           ----          ----          ----

RAYMOND C. SULLIVAN,                 2004  $     154,262  $      10,000           ----          ----          ----
    President                        2003  $     144,425  $       7,500           ----          ----          ----
    Intervest National Bank          2002  $     127,688  $       7,500           ----          ----          ----
------------------------------------------------------------------------------------------------------------------

(1) Includes Director and Committee fees, matching contributions under the 401(K) plan, unused vacation and unreimbursed medical expenses paid by the Company and its subsidiaries.

     AGGREGATED WARRANT GRANTS, EXCERCISES AND YEAR-END WARRANT VALUES

     In 2004, no warrants, options or stock appreciation rights were granted to or excercised by any of the officers named in the Executive Compensation Summary Table above.

     The following table contains information regarding the number of warrants that are exercisable for shares of Class A and Class B Common Stock held by Jerome Dansker. All the warrants are currently exercisable. No other officer named in the Executive Compensation Summary Table above held warrants as of December 31, 2004.

                  Number of Securities
                  Underlying Unexpired
                  Warrants at Year End     Aggregate Value of
                  --------------------      Unexercised In-the
                  Class A     Class B      Money Warrants at
                   Shares     Shares            Year End
                  --------------------------------------------
                   501,465    195,000         $8,936,298
                  --------------------------------------------

     The aggregate value of unexercised in-the money warrants at year end is calculated by subtracting the exercise price from the fair market value of the underlying shares. For purposes of this table, fair market value is deemed to be $19.74 per share, the average of the high and low prices reported by NASDAQ for the Company's Class A Common Stock transactions on December 31, 2004. There is no established trading market for the Class B Common Stock. For purposes of this table, the fair market value of the Class B Common Stock is also deemed to be $19.74 per share. The Class B Common Stock is convertible into Class A Common Stock on a share for share basis.

                      EQUITY COMPENSATION PLAN INFORMATION

          The table below summarizes information as of December 31, 2004 relating to equity compensation plans of the Company pursuant to which rights to acquire shares of Class A and Class B Common Stock have been granted. All of the rights were granted before 2001.

                        Number of shares to be     Weighted-average     Number of securities
                       issued upon exercise of     exercise price of     remaining available
                         outstanding warrants    outstanding warrants    for future issuance
                             Class A (1)              Class B (1)              Class A         Class B   Class A  Class B
-------------------------------------------------------------------------------------------------------------------------
Plans approved by
shareholders                            501,465                195,000  $                6.67  $   7.52     ----     ----

Plans not approved by
shareholders                               ----                   ----                   ----      ----     ----     ----
-------------------------------------------------------------------------------------------------------------------------

(1) The rights consist of warrants to purchase shares of Class A and B Common Stock issued to the Chairman of the Company, the grant of which was ratified by the shareholders of the Company.

                              EMPLOYMENT AGREEMENTS

     The Company has employment and supplemental benefits agreements with Jerome Dansker, Lowell S. Dansker and Lawrence G. Bergman that expire June 30, 2014. The agreements provide for annual salaries in the present amount of $200,000, $185,000 and $165,000, respectively. The salaries are subject to increase annually as of July 1 of each year by the greater of: six percent; the percentage increase in the consumer price index; or .015% of the Company's asset increase from the prior year ending June 30th provided the Company had net income in such twelve-month period. The agreements also provide for bonuses, vacation, monthly expense payments, the use of a car in the case of Mr. Lowell Dansker, the use of office space, and entitlement to participate in the Company's employee benefit programs, such as medical insurance, life insurance and 401k plan. The agreements also include death and disability benefits that provide for the payment, for a specified period, of a portion of the salary entitlements to the employee or his estate in the event of death or disability.

     Intervest Mortgage Corporation, the Company's wholly owned subsidiary, has an employment and supplemental benefit agreement with Jerome Dansker that expires June 30, 2014. This agreement provides for an annual salary in the present amount of $211,185, which is subject to increase annually on July 1 of each year by six percent or by the percentage increase in the consumer price index, if higher. The agreement also provides for monthly expense payments, the use of a car and office space, medical benefits and vacation. In the event of Mr. Dansker's death or disability, monthly payments of one-half of the amount which would otherwise have been paid to Mr. Dansker will continue until the longer of (i) the balance of the term of employment, or (ii) three years. The agreement also provides for additional compensation of $1,000 per month for each $10 million of gross assets of Intervest Mortgage Corporation in excess of $100 million.

     Intervest National Bank, the Company's wholly owned subsidiary, has employment agreements with Keith A. Olsen and Raymond C. Sullivan that expire on December 31, 2005. The agreements are renewable under the same terms and conditions from year to year with the written consent from both the executive and Intervest National Bank. The agreements provide for base salaries in the amount of $180,000 and $157,500, respectively, for 2005, and also provide for expense reimbursements, medical and life insurance benefits, 401k benefits, bonuses and vacation, and for the payment of severance in certain instances upon termination of employment.

     Intervest National Bank also has an employment agreement with its Senior Vice President and Chief Financial Officer, John J. Arvonio, and Intervest Mortgage Corporation also has an employment agreement with its Vice President and Controller, John H. Hoffmann. The agreements, except for base salaries, are similar to those of Mr. Olsen and Mr. Sullivan.

                             STOCK PERFORMANCE GRAPH

     The following stock performance graph compares the cumulative total shareholder return of the Company's Class A Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S. companies) Index, an index for banks with total assets of $500 million to $1 billion, an index for banks with total assets of $1 billion to $5 billion, and the Nasdaq Bank index. Commencing this year, the Company has elected to include the index for banks with total assets of $1 billion to $5 billion as a result of the growth in the Company's total assets.

     The stock performance graph was prepared by SNL Financial L.C. and assumes that $100 was invested on December 31, 1999. The points marked on the horizontal axis correspond to December 31 of each year. Each of the referenced indices is calculated in the same manner.

                            TOTAL RETURN PERFORMANCE
                               [GRAPHIC OMITTED]

                                                       PERIOD ENDING
                                  ----------------------------------------------------------
INDEX                             12/31/99  12/31/00  12/31/01  12/31/02  12/31/03  12/31/04
--------------------------------------------------------------------------------------------
Intervest Bancshares Corporation    100.00     60.00    118.40    172.80    234.40    315.82
NASDAQ Composite                    100.00     60.82     48.16     33.11     49.93     54.49
SNL $500M-$1B Bank Index            100.00     95.72    124.18    158.54    228.61    259.07
SNL $1B-$5B Bank Index              100.00    113.48    137.88    159.16    216.44    267.12
SNL NASDAQ Bank Index               100.00    115.45    125.66    129.25    166.83    191.21

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Intervest National Bank, the Company's wholly owned subsidiary, has had various loan and other banking transactions in the ordinary course of business with Directors and executive officers of the Company and its subsidiaries (or associates of such persons). In the opinion of management, all such transactions: (i) have been and will be made in the ordinary course of business,
(ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those generally prevailing at the time for comparable transactions with unrelated persons, and (iii) have not and will not involve more than the normal risk of collectability or present other unfavorable features. There were no loans outstanding or made to any Directors or executive officers in 2004.

     The Company, its Directors and entities affiliated with certain Directors of the Company, have in the past and may in the future participate in mortgage loans originated by the Company's subsidiaries. Such participations are on substantially the same terms as would apply for comparable transactions with other persons and the interest of the participants in the collateral securing those loans is pari passu with such subsidiaries. At December 31, 2004, there were no such transactions outstanding.

     Mr. Wayne F. Holly, a Director of the Company, is the Chairman and President of Sage, Rutty & Co., Inc., which firm has acted as underwriter or placement agent from time to time in connection with securities offerings of the Company and those of Intervest Mortgage Corporation, the Company's wholly owned subsidiary. Intervest National Bank, the Company's wholly owned subsidiary, also uses such firm to purchase investment securities. Intervest Mortgage Corporation paid commissions and fees to Sage, Rutty & Co., Inc., in connection with the placement of debentures of approximately $680,000 in 2004. Intervest National Bank paid commissions to Sage, Rutty & Co., Inc., of approximately of $69,000 in 2004 in connection with the purchase of securities.

     Mr. Thomas E. Willett, Esq., a Director of the Company, is a partner in the law firm of Harris Beach PLLC, which firm provides legal services to the Company and its subsidiaries. The total fees paid by the Company to Harris Beach PLLC in 2004 were less than 5% of that firm's gross revenues for that firm's last full fiscal year.

     Except for the transactions described above and outside of normal customer relationships, none of the Directors, officers or principal shareholders of the Company and no corporations or firms with such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company or with its subsidiaries other than such as arises by virtue of such position or ownership interest in the Company.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, Directors and more than 10% stockholders were satisfied, except that one sale transaction executed by Mr. Bergman was filed late on Form 4. The sale was pursuant to a Rule 10b5-1 Plan and was subsequently reported on Form 4.

                         INDEPENDENT PUBLIC ACCOUNTANTS

APPOINTMENT OF AUDITORS

     The Audit Committee of the Board of Directors appointed the firm of Hacker, Johnson & Smith P.A., P.C. as the Company's principal independent auditors for the year ending December 31, 2005.

     The Company has been advised by Hacker, Johnson & Smith P.A., P.C. that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. Representatives from that firm are not expected to be present at the Annual Meeting.

AUDIT FEES

     Hacker, Johnson & Smith, P.A. billed the Company and its wholly owned subsidiary, Intervest National Bank, a total of $72,000 in 2004 and $67,000 in 2003 for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2004 and 2003.

     Intervest Mortgage Corporation, the Company's wholly owned subsidiary, was billed by its auditors, Eisner LLP, $45,600 in 2004 and $29,700 in 2003 for the audit of its annual financial statements for the years ended December 31, 2004 and 2003 and for the review of its financial statements included in Intervest Mortgage Corporation's Quarterly Reports on Form 10-Q filed during 2004 and
2003. Hacker, Johnson & Smith, P.A., P.C. relies upon the reports of the independent auditors of Intervest Mortgage Corporation in its reports.

TAX FEES

     The aggregate amount of fees billed by Hacker, Johnson & Smith, P.A., P.C. for services in connection with the preparation of the Company's income tax returns amounted to $11,000 for 2004 and $12,850 for 2003.

ALL OTHER FEES

     The aggregate amount of fees billed by Eisner LLP for all other services rendered to Intervest Mortgage Corporation amounted to $28,000 for 2004 and $22,800 for 2003. These services consisted of the review of Intervest Mortgage Corporation's registration statements filed in 2004 and 2003 related to the issuance of its subordinated debentures. Hacker, Johnson & Smith, P.A., P.C. did not perform any other services for the Company.

OTHER MATTERS

     The Audit Committee of the Board of Directors has determined that the provision of non-audit services as described above is compatible with maintaining the independence of the Company's principal accountants. Of the time expended by the Company's principal accountants to audit the Company's financial statements for the fiscal year ended December 31, 2004, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company must (i) be received by the Company at its offices at One Rockefeller Plaza (Suite 400) New York, New York 10020 no later than December 23, 2005 and must (ii) satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's Proxy Statement for that meeting. The persons named in the proxies distributed by the Company may use their discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the 2006 annual meeting, unless the Company received notice of such proposals prior to March 7, 2006.

                                  OTHER MATTERS

     The cost of solicitation of the proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, telegraph or fax. The Company will request persons, firms and corporations holding shares of Common Stock in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in such manner as may be determined by a majority of the Board of Directors or its Executive Committee.

     Copies of the 2004 Annual Report of the Company are included in this mailing to stockholders. Additional copies of the Company's 2004 Annual Report may be obtained by written request by writing to Intervest Bancshares Corporation, Attention: Secretary, One Rockefeller Plaza (Suite 400) New York, New York 10020.

                                   By Order of the Board of Directors,



                                   Lawrence G. Bergman
                                   Secretary
Dated: April 21, 2005

A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED UPON REQUEST AND WITHOUT CHARGE TO BENEFICIAL HOLDERS OF THE CLASS A COMMON STOCK OF THE COMPANY. WRITTEN REQUESTS SHOULD BE DIRECTED TO: INTERVEST BANCSHARES CORPORATION, ATTENTION: SECRETARY, ONE ROCKEFELLER PLAZA (SUITE 400) NEW YORK, NEW YORK 10020. TELEPHONE INQUIRIES SHOULD BE DIRECTED TO (212) 218-2800.

PROXY                   INTERVEST BANCSHARES CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS ON MAY 26, 2005

     The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints Lawrence G. Bergman, Jerome Dansker and Lowell S. Dansker, or any of them, proxies of the undersigned, each with full power of substitution, to vote all shares of Class A Common Stock of INTERVEST BANCSHARES CORPORATION (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held Thursday, May 26, 2005 at 9:30 A.M. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, as hereinafter specified with respect to the following proposals, more fully described in the Notice of and Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged. The Board of Directors recommends a vote FOR all of the director nominees.

DIRECTOR NOMINEES:

Michael A. Callen, Wayne F. Holly, Lawton Swan, III



                                     WITHHELD     To  withhold authority to vote
               FOR all nominees       for all     for  any  individual  nominee,
                 listed above        Nominees     print the name(s) on the lines
                                                  below.
1.  Election of      [ ]                [ ]       ------------------------------
    Directors                                     ------------------------------
                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------

2. In their discretion, upon any other business which may properly come before the Annual
    Meeting or any adjournment or postponement thereof.


THE SHARES REPRESENTED BY THIS PROXY WILL BE
VOTED FOR THE PROPOSAL  SET FORTH HEREIN UNLESS
      ---
A CONTRARY CHOICE IS SPECIFIED.  SAID PROXIES WILL
USE THEIR DISCRETION WITH RESPECT TO ANY OTHER
MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL
MEETING OR ANY ADJOURNMENT THEREOF.




Signature ___________________  Date _________ Signature __________Date _________
Note: (Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing).
COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.